Exhibit 99.1

ViewRay Announces Preliminary Fourth Quarter and Fiscal Year 2018 Results

CLEVELAND, January 7, 2019 — ViewRay, Inc. (Nasdaq: VRAY) today announced preliminary results for the fourth quarter and full fiscal year ended December 31, 2018. The preliminary results have not been audited and are subject to change.

Selected Fourth Quarter and Full Year 2018 Preliminary Highlights:

•

Recognized 3 revenue units and 1 system upgrade in the fourth quarter of 2018. This resulted in total fourth quarter 2018 revenue of approximately $21 million, compared to fourth quarter 2017 revenue of $19.9 million, primarily from four revenue units.

•	Received 8 new orders for MRIdian systems totaling approximately $49 million in the fourth quarter of 2018, compared to orders totaling $34 million in the fourth quarter of 2017.

•	Full year 2018 revenue of approximately $81 million, primarily from 13 revenue units and 2 system upgrades, compared to 2017 revenue of approximately $34.0 million, primarily from 6 MRIdian systems.

•	Backlog as of December 31, 2018 grew to approximately $212 million.

•	Cash and cash equivalents were approximately $167 million as of December 31, 2018.

“I am pleased with our solid fourth quarter results. We made significant advancements in operational execution, our innovation pipeline, clinical data and training, and our US commercial team is now fully in place,” said Scott Drake, President and CEO. “During the quarter our backlog grew to $212 million, and we removed three systems. While we will continue to review the backlog each quarter, our recent thorough review is now complete.”

Financial guidance for 2019 will be provided on the company’s fourth quarter earnings conference call later this year.

About ViewRay

ViewRay®, Inc. (Nasdaq: VRAY), designs, manufactures and markets the MRIdian® radiation therapy system. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian’s high-definition MR was purposely built to deliver high-precision radiation without unnecessary beam distortion, and consequently, help to mitigate skin toxicity and other safety concerns that may otherwise arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders, upgrades and installations, ViewRay’s financial guidance for the full year 2018 and ViewRay’s conference call to discuss its third quarter and year to date results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay’s products, the ability to convert backlog into revenue, and the timing of delivery of ViewRay’s products, the timing, results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay’s business in general, see ViewRay’s current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and its 2018 Quarterly Reports on Form 10-Q, as updated periodically with the company’s other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Investor Relations:

Michaella Gallina

Sr. Director, Investor Relations and Communications

ViewRay, Inc.

1-844-MRIdian (674-3426)

Email: investors@viewray.com

Media Enquiries:

Karen Hackstaff

Senior Director, Downstream Marketing

ViewRay, Inc.

Phone: +1 408-242-2994

Email: media@viewray.com